SENECA FOODS CORPORATION
                             3736 South Main Street
                             Marion, New York 14505


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Meeting") of the shareholders of SENECA FOODS CORPORATION will be held at Holiday Inn South, 1630 South Broadway Avenue, Rochester, Minnesota, on Friday, August 6, 2004, at 1:00 p.m., Central Daylight Savings Time, for the following purposes:

     1. To elect one director to serve until the Annual Meeting of shareholders in 2006 and three directors to serve until the Annual Meeting of shareholders in 2007 and until each of their successors is duly elected and shall qualify.

     2. To ratify the appointment by the Board of Directors of Ernst & Young, LLP as independent auditors for the fiscal year ending March 31, 2005.

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Accompanying this notice is a form of proxy and Proxy Statement. If you are unable to be present in person at the Meeting, please sign the enclosed form of proxy and return it in the enclosed envelope. If you attend the Meeting and vote personally, the proxy will not be used. Only shareholders of record at the close of business on June 11, 2004, will be entitled to vote at the Meeting and any adjournment thereof. The prompt return of your proxy will save the expense of further communications.

     A copy of the Annual Report for the fiscal year ended March 31, 2004, also accompanies this Notice.

                                             By order of the Board of Directors,



                                             JEFFREY L. VAN RIPER
                                             Secretary

DATED:     Marion, New York
           June 29, 2004


IT IS IMPORTANT THAT THE ENCLOSED PROXY BALLOT BE SIGNED, DATED AND PROMPTLY RETURNED IN THE ENCLOSED ENVELOPE, SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                 PROXY STATEMENT

                      FOR ANNUAL MEETING OF SHAREHOLDERS OF

                            SENECA FOODS CORPORATION
                            ------------------------

                         Date of Mailing: June 29, 2004

                 Annual Meeting of Shareholders: August 6, 2004


     The enclosed proxy is solicited by the Board of Directors of Seneca Foods Corporation (hereinafter called the "Company"). Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy. The signing of the form of proxy will not preclude the shareholder from attending the Annual Meeting (the "Meeting") and voting in person. Shares represented by proxy will be voted in accordance with the directions of the shareholder. The directors of the Company know of no matters to come before the meeting other than those set forth in this Proxy Statement. In the event any other matter may properly be brought before the meeting, the proxy holders will vote the proxies in their discretion on such matter. If no choices are specified on the proxy, the proxy will be voted FOR the proposals discussed in this Proxy Statement.

     All of the expenses involved in preparing and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy material to beneficial owners of stock.

     Only record holders of the voting stock at the close of business on June 11, 2004 (the "Record Date") are entitled to vote at the Meeting. On that day the following shares were issued and outstanding: (i) 3,911,480 shares of Class A common stock, $0.25 par value per share ("Class A Common Stock"); (ii) 2,764,005 shares of Class B common stock, $0.25 par value per share ("Class B Common Stock", and together with the Class A Common Stock, sometimes collectively referred to as the "Common Stock"); (iii) 200,000 shares of Six Percent (6%) Cumulative Voting Preferred Stock, $0.25 par value per share ("6% Preferred Stock"); (iv) 407,240 shares of 10% Cumulative Convertible Voting Preferred Stock - Series A, $0.25 stated value per share ("10% Series A Preferred Stock"); (v) 400,000 shares of 10% Cumulative Convertible Voting Preferred Stock - Series B, $0.25 stated value per share ("10% Series B Preferred Stock"); (vi) 967,742 shares of Series 2003 Preferred Stock with $.025 par value per share; and (vii) 3,482,496 shares of Convertible Participating Preferred Stock with $0.025 par value per share (the "Convertible Participating Preferred Stock"). The shares of Class B Common Stock, 10% Series A Preferred Stock, and 10% Series B Preferred Stock are entitled to one vote per share on all matters submitted to the Company's shareholders. The shares of Class A Common Stock are entitled to one-twentieth (1/20) of one vote per share on all matters submitted to the Company's shareholders. The shares of 6% Preferred Stock are entitled to one vote per share, but only with respect to the election of directors. The shares of Convertible Participating Preferred Stock and Series 2003 Preferred Stock are not currently entitled to vote on matters submitted to shareholders (other than as required by law); however, these shares are convertible on a share-for-share basis into shares of Class A Common Stock, which are entitled to one-twentieth (1/20) of one vote per share.

     At the Meeting, shareholders of the Company will consider and vote upon the following matters:

(1) To elect one director to serve until the Annual Meeting of shareholders in 2006 and three directors to serve until the Annual Meeting of shareholders in 2007 and until each of their successors is duly elected and shall qualify.

(2) To ratify the appointment by the Board of Directors of Ernst & Young as independent auditors for the fiscal year ending March 31, 2005.

(3) To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors of the Company unanimously recommends a vote FOR each of the items set forth above.

                                   PROPOSAL 1


ELECTION OF DIRECTORS

     Under the By-Laws of the Company, its Board of Directors is divided into three classes, as equal in number as possible, having staggered terms of three years each. The Board of Directors has increased the total number of directors from eight to nine. Therefore, at this annual meeting three directors will be elected to serve until the annual meeting in 2007 and one director will be elected to serve until the annual meeting in 2006, and until each of their successors is duly elected and shall qualify.

     Unless authority to vote for the election of directors is withheld or the Proxy is marked to the contrary as provided therein, the enclosed Proxy will be voted FOR the election of the two nominees listed below.

     Although the directors do not contemplate that any of the nominees will be unable to serve, should such a situation arise, the Proxy may be voted for the election of other persons as directors. Each nominee, to be elected as a director, must receive the affirmative vote of a plurality of the votes cast at the Meeting by the shareholders entitled to vote thereon.

     The following table sets forth certain information with respect to the nominees for election as directors and directors whose terms continue beyond the meeting:

                                                                                                        Served as
                                                                                                         Director
Nominee                    Principal Occupation for Past Five Years (1)                        Age        Since
-------                    ----------------------------------------                            ---       ---------

                           Nominees Standing for Election
                           ------------------------------

To serve until the annual meeting of shareholders in 2007 and until their successors are duly elected and shall qualify:

Andrew M. Boas (3)         General Partner of Carl Marks Management                             49           1998
                           Company, L.P. (merchant banking firm); President of Carl Marks
                           Offshore Management, Inc. since 1994; Vice President of
                           CM Capital; Vice President of Carl Marks
                           & Co., Inc.

Douglas F. Brush           Chairman and Business Development Officer of                         50           2001
                           Sentry Group (manufacturer of safes),
                           Rochester, New York.

Susan W. Stuart (2)        Marketing Consultant, Fairfield, Connecticut.                        49           1986


To serve until the annual meeting of shareholders in 2006 and until his successor is duly elected and shall qualify:

Thomas Paulson (5)         Chief Financial Officer, Innovex, Inc. since                         48              -
                           February, 2001, Vice President Finance, The Pillsbury
                           Company from 1998-2000.





                           Directors Whose Terms Expire in 2005
                           ------------------------------------

Robert T. Brady            Chairman and Chief Executive Officer of Moog, Inc.                    63           1989
                           (manufacturer of control systems), East Aurora, New York. (6)

G. Brymer Humphreys        President, Humphreys Farm Inc.,                                       63           1983
                           New Hartford, New York.

Arthur S. Wolcott (2)      Chairman of the Company.                                              78           1949



                           Directors Whose Terms Expire in 2006
                           ------------------------------------

Arthur H. Baer (3)         President of Hudson Valley Publishing since January                   57           1998
                           2003 and 1998 to 1999; President Arrow Electronics Europe
                           from 2000 to 2002; President of XYAN Inc. from 1996 to 1998.

Kraig H. Kayser            President and Chief Executive Officer of the Company. (4)             43           1985

(1) Unless otherwise indicated, each nominee has had the same principal occupation for at least the past five years.
(2)  Susan W. Stuart and Arthur S. Wolcott are daughter and father.
(3) Messrs. Boas and Baer were nominated to the Company's Board of Directors pursuant to the terms of a Stock Purchase Agreement dated as of June 22, 1998, by and between the Company and Carl Marks Strategic Investments, L.P. and related entities (collectively the "Investors"). Certain substantial shareholders of the Company have agreed to vote their shares in favor of Messrs. Boas and Baer. This voting arrangement will continue in effect until the Investors, in the aggregate, own less than 10% of the outstanding Class A Common Stock (assuming conversion of the Convertible Participating Preferred Stock).
(4) Mr. Kayser is also a director of the following publicly held company: Moog Inc. (5) Mr. Paulson was recommended by the chief executive officer and certain non-management directors and was approved by the Corporate Governance and Nominating Committee for inclusion in this proxy statement.
(6) Mr. Brady is also a director of the following publicly held companies: Moog Inc., National Fuel Gas Company, Astronics Corporation and M&T Bank Corporation.


OWNERSHIP OF SECURITIES

     Ownership by Management. The following table sets forth certain information with respect to beneficial ownership of the Company's outstanding Class A Common Stock, Class B Common Stock, 6% Preferred Stock, 10% Series A Preferred Stock, 10% Series B Preferred Stock, and Convertible Participating Preferred Stock by each nominee and director and by all directors, nominees and officers as a group as of April 1, 2004. ("Beneficial ownership" for these purposes is determined in accordance with applicable Securities and Exchange Commission ["SEC"] rules and includes shares over which a person has sole or shared voting power or investment power):

                                                                        Shares (1)
                                                                       Beneficially           Percent
Name                                 Title of Class                      Owned                of Class
----                                 --------------                    ------------           --------

Arthur H. Baer                      Class B Common Stock                   3,000                    -(3)

Kraig H. Kayser                     Class A Common Stock (10)            218,158                 5.52
                                    Class B Common Stock (11)            456,912                16.53
                                    6% Preferred Stock (12)                8,000                 4.00
                                    10% Series A Preferred Stock (13)    173,812                42.68
                                    10% Series B Preferred Stock (14)    165,080                41.27

Andrew M. Boas                      Class A Common Stock                  70,642                 1.79
                                    Class B Common Stock                  70,642                 2.56
                                    Convertible Participating
                                      Preferred Stock (9)              2,995,736                86.02

Douglas F. Brush                    Class B Common Stock                     770                    -(3)

Susan W. Stuart                     Class A Common Stock (15)            162,502                 4.11
                                    Class B Common Stock (16)            411,158                14.88
                                    6% Preferred Stock                    25,296                12.65

Robert T. Brady                                                                -(2)                 -(3)

Thomas Paulson                                                                 -                    -(3)

G. Brymer Humphreys                 Class A Common Stock                     800                    -(3)
                                    Class B Common Stock                     800                    -(3)
                                    Convertible Participating
                                      Preferred Stock                        400                    -(3)

Arthur S. Wolcott                   Class A Common Stock (4)            158,090                  4.00
                                    Class B Common Stock (5)            305,059                 11.04
                                    6% Preferred Stock (6)               32,844                 16.42
                                    10% Series A Preferred Stock (7)    212,840                 52.26
                                    10% Series B Preferred Stock (8)    212,200                 53.05

Philip G. Paras                     Class A Common Stock                  1,000                     -(3)
                                    Class B Common Stock                  1,500                     -(3)


All directors, nominees             Class A Common Stock (18)            456,320                11.55
and named officers as a group (17)  Class B Common Stock (19)            607,507                21.98
                                    6% Preferred Stock (20)               66,140                33.07
                                    10% Series A Preferred Stock (21)    386,652                94.94
                                    10% Series B Preferred Stock (22)    377,280                94.32
                                    Convertible Participating
                                      Preferred Stock (23)             2,996,136                87.01


(1) Unless otherwise stated, each person named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned by that person. No stock options are held by any of the named individuals or the group. The holdings of Class A Common Stock and Class B Common Stock listed in the table do not include the shares obtainable upon conversion of the 10% Series A Preferred Stock and the 10% Series B Preferred Stock, which are currently convertible into Class A Common Stock and Class B Common Stock on the basis of 20 and 30 preferred shares, respectively, for each share of Common Stock. The holdings of Class A Common Stock do not include the shares obtainable upon conversion of the Convertible Participating Preferred Stock, which is currently convertible into shares of Class A Common Stock on a one-for-one basis.

(2) Does not include 300 shares of Class A Common Stock and 300 shares of Class B Common Stock owned by Mr. Brady's children as to which Mr. Brady disclaims beneficial ownership.

(3)  Less than 1.0%.

(4) The shares in the table include (i) 29,531 shares of Class A Common Stock held by Mr. Wolcott's wife, (ii) 76,936 shares held by the Seneca Foods Foundation (the "Foundation"), of which Mr. Wolcott is a Director. The shares reported in the table do not include (i) 313,528 shares of Class A Common Stock held directly by Mr. and Mrs. Wolcott's offspring and their families (including Susan W. Stuart), or (ii) 295,072 shares held by Seneca Foods Corporation Employee Savings Plan (the "401(k) Plan"), over which the Company's officers may be deemed to have shared voting and investment power. Mr. Wolcott has shared voting and investment power with respect to the shares held by the Foundation. He disclaims beneficial ownership with respect to the shares held by his wife, his offspring and their families and the 401(k) Plan.

(5) The shares in the table include (i) 8,584 shares of Class B Common Stock held by Mr. Wolcott's wife, (ii) 213,000 shares held by the Pension Plan, of which Mr. Wolcott is a trustee and (iii) 74,924 shares held by the Foundation, of which Mr. Wolcott is a director. The shares in the table do not include (i) 448,608 shares of Class B Common Stock held directly by Mr. and Mrs. Wolcott's offspring and their families (including Susan W. Stuart) or (ii) 22,128 shares held by the 401(k) Plan. Mr. Wolcott has shared voting and investment power with respect to the shares held by the Pension Plan and the Foundation. He disclaims beneficial ownership with respect to the shares held by his wife, his offspring and their families and the 401(k) Plan.

(6) Does not include 101,176 shares of 6% Preferred Stock held directly by Mr. and Mrs. Wolcott's offspring (including Susan W. Stuart), as to which Mr. Wolcott disclaims beneficial ownership.

(7) These shares are convertible into 10,642 shares of Class A Common Stock and 10,642 shares of Class B Common Stock.

(8) These shares are convertible into 7,073 shares of Class A Common Stock and 7,073 shares of Class B Common Stock.

(9) These shares are convertible on a share-for-share basis into 2,995,736 shares of Class A Common Stock. Includes 2,995,736 shares of Convertible Participating Preferred Stock owned by Investors, as to which Mr. Boas disclaims beneficial ownership. Does not include 251,520 shares of Convertible Participating Preferred Stock owned by Edwin Marks which are related to the Investors via common ownership in certain entities and family relationships and which sometimes are collectively referred to as the "Related Marks Shareholders". Mr. Boas disclaims beneficial ownership of the stock owned by the Related Marks Shareholders.

(10) Mr. Kayser has sole voting and investment power over 60,528 shares of Class A Common Stock owned by him and sole voting but no investment power over 5,550 shares owned by his siblings and their children, which are subject to a voting trust agreement of which Mr. Kayser is a trustee. Mr. Kayser has shared voting and investment power with respect to 74,669 shares held in two trusts of which he is a co-trustee and in which he and members of his family are beneficiaries. Robert Oppenheimer of Rochester, New York is the other co-trustee of the trusts. The shares reported in the table include 76,936 shares held by the Foundation, of which Mr. Kayser is a Director. The shares reported in the table do not include (i) 14,902 shares owned by Mr. Kayser's mother, (ii) 19,000 shares held in trust for Mr. Kayser's mother, (iii) 4,900 shares held by Mr. Kayser's brothers, or (iv) 295,072 shares held by the 401(k) Plan, over which the Company's officers may be deemed to have shared voting and investment power. Mr. Kayser has shared voting and investment power with respect to the shares held by the Foundation. He disclaims beneficial ownership of the shares held by his mother and in trust for his mother, the shares held by his brother and the shares held by the 401(k) Plan.

(11) Mr. Kayser has sole voting and investment power over 82,994 shares of Class B Common Stock he owns and sole voting but no investment power over 10,050 shares owned by his siblings and their children, which are subject to a voting trust agreement of which Mr. Kayser is a trustee. Mr. Kayser has shared voting and investment power with respect to 75,944 shares held in two trusts of which he is a co-trustee and in which he and members of his family are beneficiaries. Robert Oppenheimer of Rochester, New York is the other co-trustee of the trusts. The shares in the table include (i) 213,000 shares held by the Pension Plan, of which Mr. Kayser is a trustee and (ii) 74,924 shares held by the Foundation, of which Mr. Kayser is a director. The shares in the table do not include (i) 14,912 shares owned by Mr. Kayser's mother, or (ii) 19,000 shares held in trust for Mr. Kayser's mother, and (iii) 22,128 shares held by the 401(k) Plan. Mr. Kayser has shared voting and investment power with respect to the shares held by the Pension Plan and the Foundation. He disclaims beneficial ownership of the shares held by his mother and in trust for his mother and the shares held by the 401(k) Plan.

(12) Does not include 27,536 shares of 6% Preferred Stock held by Mr. Kayser's brother, as to which Mr. Kayser disclaims beneficial ownership. See also the table in "Principal Owners of Voting Stock".

(13) Mr. Kayser has shared voting and investment power with respect to 141,644 shares of 10% Series A Preferred Stock held in two trusts described in notes 10 and 11 above. The total 173,812 shares of 10% Series A Preferred Stock are convertible into 8,690 shares of Class A Common Stock and 8,690 shares of Class B Common Stock.

(14) Mr. Kayser has shared voting and investment power with respect to 165,080 shares of 10% Series B Preferred Stock held in two trusts described in notes 10 and 11 above. The total 165,080 shares of 10% Series B Preferred Stock are convertible into 5,502 shares of Class A Common Stock and 5,502 shares of Class B Common Stock.


(15) The shares in the table include (i) 12,616 shares of Class A Common Stock held by Ms. Stuart's husband, (ii) 15,736 shares owned by her sister's children, of which Ms. Stuart is the trustee, (iii) 76,936 shares held by the Foundation, of which Ms. Stuart is a trustee. Ms. Stuart has shared voting and investment power with respect to the shares held by the Foundation and sole voting and investment power with respect to the shares owned by her sister's children. She disclaims beneficial ownership of the shares held by her husband.

(16) The shares reported in the table include (i) 18,894 shares of Class B Common Stock held by Ms. Stuart's husband, (ii) 40,848 shares owned by her sister's children, of which Ms. Stuart is the trustee, (iii) 213,000 shares held by the Pension Plan, of which Ms. Stuart is a trustee and (iv) 74,924 shares held by the Foundation, of which Ms. Stuart is a director. Ms. Stuart has shared voting and investment power with respect to the shares held the Pension Plan and the Foundation and sole voting and investment power with respect to the shares owned by her sister's children. She disclaims beneficial ownership of the shares held by her husband.

(17) Does not include 496,446 shares of Class A Common Stock or 460,446 shares of Class B Common Stock owned by the Related Marks Shareholders, as to which Andrew Boas disclaims beneficial ownership. See note 9 above.

(18) See notes 2, 4, 7, 8, 9, 10, 15 and 17 above.

(19) See notes 2, 5, 7, 8, 11, 13 and 16 above.

(20) See notes 6 and 12 above.

(21) See notes 7 and 13 above.

(22) See notes 8 and 14 above.

(23) See note 9 above.

     Principal Owners of Voting Stock. The following table sets forth, as of April 1, 2004, certain information with respect to persons known by the Company to be the beneficial owners of more than five percent of the classes of stock. ("Beneficial ownership" for these purposes is determined in accordance with applicable SEC rules and includes shares over which a person has sole or shared voting power or investment power.) The holdings of Common Stock listed in the table do not include the shares obtainable upon conversion of the 10% Series A Preferred Stock and the 10% Series B Preferred Stock, which currently are convertible into Class A Common Stock and Class B Common Stock on the basis of 20 and 30 shares of Preferred Stock, respectively, for each share of Common Stock. The holdings of Class A Common Stock listed in the table do not include the shares obtainable upon conversion of the Series 2003 Preferred Stock or the Convertible Participating Preferred Stock, which is convertible into Class A Common Stock on a one-for-one basis.

                                                                Amount of Shares and Nature
                                                                  of Beneficial Ownership
                                                   ------------------------------------------------------
                                                   Sole Voting/   Shared Voting/
                      Name and Address of          Investment        Investment                   Percent
Title of Class             Beneficial Owner            Power             Power     Total         of Class
--------------        ---------------------        ------------   --------------   -----         --------

6% Preferred Stock    Arthur S. Wolcott (1)           32,844               --         32,844      16.42%

                      Kurt C. Kayser                  27,536 (2)           --         27,536      13.77
                      Bradenton, Florida

                      Susan W. Stuart                 25,296 (3)           --         25,296      12.65
                      Fairfield, Connecticut

                      Bruce S. Wolcott                25,296 (3)           --         25,296      12.65
                      Canandaigua, New York

                      Grace W. Wadell                 25,292 (3)           --         25,292      12.65
                      Wayne, Pennsylvania

                      Mark S. Wolcott                 25,292 (3)           --         25,292      12.65
                      Pittsford, New York

                      L. Jerome Wolcott, Jr.          15,222              --          15,222       7.61
                      Costa Mesa, California

                      Peter J. Wolcott                15,222 (3)           --         15,222       7.61
                      Bridgewater, Connecticut


10% Series A          Arthur S. Wolcott              212,840 (4)           --        212,840      52.26
Preferred Stock
                      Kraig H. Kayser (5)             32,168          141,644 (6)    173,812      42.68

                      Hannelore Wolcott-Bailey        20,588               --         20,588       5.06
                      Penn Yan, New York


10% Series B          Arthur S. Wolcott             212,200 (7)            --        212,200      53.05
Preferred Stock
                      Kraig H. Kayser                     --          165,080 (8)    165,080      41.27

                      Hannelore Wolcott-Bailey        22,720               --         22,720       5.68


Class A Common
  Stock(9)            Nancy A. Marks (10)            217,892          232,912 (11)   450,804      11.41%
                        Great Neck, New York

                      The Pillsbury Company (12)          --          346,570        346,570       8.77
                       General Mills, Inc.
                      Minneapolis, Minnesota

                      T. Rowe Price                  306,600               --        306,600       7.76
                       Associates, Inc. (17)
                      Baltimore, Maryland

                      Franklin Advisory              256,600               --        256,600       6.50
                        Services, LLC (16)
                      San Mateo, California

                      Susan W. Stuart (15)            57,214          105,288        162,508       4.11

                      Kraig H. Kayser (13)            60,528          157,630        218,158       5.52

                      Arthur S. Wolcott (14)          51,623          106,467        156,090       4.00

Class B Common Stock  Susan W. Stuart                 63,492          347,666 (20)   411,158      14.88

                      Kraig H. Kayser                 82,994          373,918  (8)   456,912      16.53

                      Nancy A. Marks (10)            318,412          96,392         414,804      15.01

                      Arthur S. Wolcott                8,551         296,508  (19)   305,059      11.04

                      T. Rowe Price                  146,900              --         146,900       5.31
                       Associates, Inc(17)
                      Baltimore, Maryland

Convertible           Carl Marks Strategic         2,304,161              --       2,304,161      66.11
Participating          Investments, LP
Preferred             New York, New York
Stock (21)

                      Carl Marks Strategic           691,575              --         691,575      19.84
                       Investments II, LP
                      New York, New York

                      Nancy A. Marks                 145,000          106,520        251,520       7.22

Series 2003           Chiquita Brands                967,742               --        967,742     100.00
Preferred              International, Inc.
Stock                 Cincinnati, Ohio



(1)  Business address:  Suite 1010, 1605 Main Street, Sarasota, Florida 34236.

(2) These shares are included in the shares described in note 13 to the table under the heading "Ownership by Management".

(3) These shares are included in the shares described in note 6 to the table under the heading "Ownership by Management".

(4)  See note 7 to the table under the heading "Ownership by Management".

(5)  Business address: 3736 South Main Street, Marion, New York 14505.

(6)  See note 14 to the table under the heading "Ownership by Management".

(7)  See note 8 to the table under the heading "Ownership by Management".

(8)  See note 15 to the table under the heading "Ownership by Management".

(9) Does not include 2,995,736 shares of Convertible Participating Preferred Stock held by the New Investors, which are convertible on a share-for-share basis into 2,995,736 shares of Class A Common Stock. Does not include 251,520 shares of Convertible Participating Preferred Stock held by the Related Marks Shareholders, which are convertible into 251,520 shares of Class A Common Stock. See notes 12, 13, and 21 below. See also notes 9 and 18 to the table under the heading "Ownership by Management."

(10) Based on a statement on Schedule 13D filed by Edwin S. Marks with the SEC (as most recently amended in July 1998) and Form 4 filed with the SEC by Edwin S. Marks for March 2000.

(11) Nancy A. Marks shares voting and dispositive power with respect to 232,912 of these shares with her daughters. She disclaims beneficial ownership of these shares.

(12) Based on a statement on Schedule 13D filed by The Pillsbury Company (now a subsidiary of General Mills, Inc.) and Grand Metropolitan with the SEC in March 1996.

(13) See note 11 to the table under the heading "Ownership by Management".

(14) See note 4 to the table under the heading "Ownership by Management".

(15) See note 16 to the table under the heading "Ownership by Management".

(16) Based on a statement on Schedule 13G filed with the SEC February 2003, by Franklin Advisory Services, Inc.

(17) These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(18) See note 12 to the table under the heading "--Ownership by Management."

(19) See note 5 to the table under the heading "--Ownership by Management."

(20) See note 17 to the table under the heading "--Ownership by Management."

(21) The shares of Convertible Participating Preferred Stock are not currently entitled to vote on matters submitted to shareholders (other than as required by law); however, these shares are convertible on a one-for-one basis into shares of Class A Common Stock, which are entitled to one-twentieth (1/20) of one vote per share.

Independence

     The Board has determined that each current director and nominee for director, other than Mr. Wolcott, the Company's Chairman, his daughter, Ms. Stuart, and Mr. Kayser, the Company's President and Chief Executive Officer, is "independent" as defined by the listing standards of The NASDAQ Stock Market. The Board has determined that Mr. Brady is independent under the current NASDAQ listing standards, however, he will not be considered independent under the new listing standards that become effective as of the date of the Company's 2004 Annual Meeting due to the three year look back period for compensation committee interlocks. No director has any material relationship with the Company other than those described in "Certain Transactions and Related Relationships" below.

Information Concerning Operation Of The Board of Directors

     In order to facilitate the handling of various functions of the Board of Directors, the Board has appointed several committees including an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

     The members of the Audit Committee are Arthur H. Baer (Chairman), Robert T. Brady, Douglas F. Brush and G. Brymer Humphreys. Mr. Baer has been designated as the Company's "audit committee financial expert" in accordance with the SEC rules and regulations. Shareholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Baer's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. The Audit Committee recommends to the full Board of Directors the engagement of independent auditors, reviews with the auditors the scope and results of the audit, reviews with management the scope and results of the Company's internal auditing procedures, reviews the independence of the auditors and any non-audit services provided by the auditors, reviews with the auditors and management the adequacy of the Company's system of internal accounting controls and makes inquiries into other matters within the scope of its duties.

     The Corporate Governance and Nominating Committee consists of Arthur S. Wolcott (Chairman), Robert T. Brady, G. Brymer Humphreys and Andrew M. Boas. Each Committee member, other than Mr. Wolcott is independent under the current NASDAQ listing standards. The text of the charter of the Corporate Governance and Nominating Committee is available on the Company's website (www.senecafoods.com). The Committee screens and selects nominees for vacancies in the Board of Directors as they occur. Consideration will be given to serious candidates for director who are recommended by shareholders of the Company. Shareholder recommendations must be in writing and addressed to the Chairman of the Corporate Governance and Nominating Committee, c/o Corporate Secretary, 3736 South Main Street, Marion, New York 14505, and should include a statement setting forth the qualifications and experience of the proposed candidates and basis for nomination. Any person recommended by shareholders of the Company will be evaluated in the same manner as any other potential nominee for director.

     The Board has not adopted specific minimum criteria for director nominees. The Corporate Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in services are considered for re-nomination. If any member of the Board does not wish to continue in service, or if the Corporate Governance and Nominating Committee decides not to nominate a member for re-election, the Committee first considers the appropriateness of the size of the board. If the Committee determines the board seat should remain and a vacancy exists, the independent directors consider factors that it deems are in the best interests of the Company and its shareholders in identifying and evaluating a new nominee. The Corporate Governance and Nominating Committee will consider nominees suggested by incumbent Board members, management and shareholders.

     The Compensation  Committee consists of Douglas F. Brush (Chairman),  Susan
W. Stuart and Andrew M. Boas. The Compensation Committee establishes the level of compensation on an annual basis for all executive officers.

     As of the date of the 2004 Annual Meeting, the Company will be subject to new NASDAQ listing standards that will impact the corporate governance structure of the Board as well as the Audit, Compensation and Corporate Governance and Nominating Committees. Assuming that the current nominees for Director are elected at the 2004 Annual Meeting, it is contemplated that membership on the various committees will be revised so that the Audit Committee will consist of Arthur H. Baer, Robert T. Brady, Douglas F. Brush, G. Brymer Humphreys and Thomas Paulson; the Corporate Governance and Nominating Committee will consist of Andrew M. Boas, Robert T. Brady, G. Brymer Humphreys and Thomas Paulson; and the Compensation Committee will consist of Douglas F. Brush, Andrew M. Boas and
G. Brymer Humphreys.

     During the fiscal year ended March 31, 2004, the Board of Directors had five meetings, the Audit Committee had five meetings, the Corporate Governance and Nominating Committee had one meeting and the Compensation Committee had one meeting. All directors who served during the entire fiscal year attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by any committee of the Board on which he or she served. In addition, each director is expected to attend the Annual Meeting of shareholders. In 2003, the Annual Meeting of shareholders was attended by all nine of the directors.

Shareholder Communication With the Board

     The Company provides an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so in writing to Seneca Foods Corporation, 3736 South Main Street, Marion, New York 14505. Correspondence directed to an individual board member will be referred, unopened, to that member. Correspondence not directed to a particular board member will be referred, unopened, to the Chairman of the Audit Committee.

Certain Relationships and Related Transactions

     The Company operates under a contract pursuant to which Birds Eye Foods supplies the Company's New York processing plants with their raw vegetable requirements. Birds Eye's sources of supply are the grower-members of Pro-Fac Cooperative, Inc., a non-controlling shareholder of Birds Eye. A small percentage (1% in fiscal year 2004) of vegetables supplied to Seneca Foods under this contract are grown by Humphreys Farms Inc. as a Pro-Fac grower-member. G. Brymer Humphreys is President and a 23% shareholder of Humphreys Farms.

     Each year the prices paid for all Pro-Fac-sourced vegetables are negotiated between the Company and Birds Eye and paid directly to Birds Eye. The Company understands that the member-growers who supplied the vegetables are paid through Pro-Fac. The Company has no negotiations with Humphreys Farms and no authority to require Birds Eye or Pro-Fac to fill from Humphreys Farms any particular volume or percentage of the vegetables supplied to the Company. Moreover, the Company does not negotiate or identify any special prices for vegetables produced at Humphreys Farms as distinguished from other Pro-Fac grower-members.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors, officers and shareholders owning more than 10% of a registered class of equity securities of the Company file reports regarding their ownership and changes in that ownership with the SEC. The Company is not aware that any from this group failed to make such filings in a timely manner during the past year.

EXECUTIVE OFFICERS

The following is a listing of the Company's executive officers:

                                                                                               Served as
                                                                                                Officer
Officer                    Principal Occupation for Past Five Years (1)                 Age      Since
-------                    ----------------------------------------                     ---    ---------

Arthur S. Wolcott          See table under "Election of Directors".                       78     1949

Kraig H. Kayser            See table under "Election of Directors".                       43     1991

Philip G. Paras            Chief Financial Officer since March 31, 2000;                  43     1996
                           Vice President-Finance from 1996 to 2000 and Treasurer of
                           the Company since 1997.

Jeffrey L. Van Riper       Secretary and Controller of the Company.                       47     1986

Sarah S. Mortensen         Assistant Secretary of the Company.                            59     1986


(1) Unless otherwise indicated, each officer has had the same principal occupation for at least the past five years.


EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company to the Chief Executive Officer and to the most highly compensated executive officers whose compensation exceeded $100,000 (the "Named Officers") for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended March 31, 2004, 2003 and 2002.

                  Name of Individual and             Fiscal               Annual Compensation
                      Principal Position              Year                Salary       Bonus
                  ----------------------             ------               ------       -----

                  Arthur S. Wolcott                    2004            $ 402,989       $ 50,595
                    Chairman and Director              2003              391,406         39,220
                                                       2002              381,708             --

                  Kraig H. Kayser                      2004            $ 340,170       $ 51,150
                    President, Chief Executive         2003              330,392         33,107
                    Officer and Director               2002              322,206             --

                  Philip G. Paras                      2004            $ 104,738       $ 15,761
                    Chief Financial Officer            2003              100,829         10,103
                                                       2002                   --(1)          --

(1) Compensation did not exceed $100,000 in 2002.

Pension Benefits


     The executive officers of the Company are entitled to participate in the Pension Plan (referred to in this section as the "Plan"), which is for the benefit of all employees meeting certain eligibility requirements. Effective August 1, 1989, the Company amended the Plan to provide improved pension benefits under the Plan's Excess Formula. The Excess Formula for the calculation of the annual retirement benefit is: total years of credited service (not to exceed 35) multiplied by the sum of (i) 0.6% of the participant's average salary (five highest consecutive years, excluding bonus), and (ii) 0.6% of the participant's average salary in excess of his compensation covered by Social Security.

     Participants who were employed by the Company prior to August 1, 1988, are eligible to receive the greater of their benefit determined under the Excess Formula or their benefit determined under the Offset Formula. The Offset Formula is: (i) total years of credited service multiplied by $120, plus (ii) average salary multiplied by 25%, less 74% of the primary Social Security benefit. Pursuant to changes required by the Tax Reform Act of 1986 the Company amended the Plan to cease further accruals under the Offset Formula as of July 31, 1989. Participants who were eligible to receive a benefit under the Offset Formula will receive the greater of their benefit determined under the Excess Formula or their benefit determined under the Offset Formula as of July 31, 1989. The maximum permitted annual retirement income under either formula is $160,000.

     The following table sets forth estimated annual retirement benefits payable at age 65 for participants in certain compensation and years of service classifications using the highest number obtainable under both formulas:

   Five Highest                                              ANNUAL BENEFITS
   Consecutive               -----------------------------------------------------------------------------
      Years
     Earnings                15 Year          20 Years         25 Years         30 Years          35 Years
     --------                -------          --------         --------         --------          --------
        $90,000             $ 12,300          $ 16,400         $ 20,500         $ 24,600          $ 28,600
        120,000               17,700            23,600           29,500           35,400            41,200
        150,000               23,100            30,800           38,500           46,200            53,800
        180,000               30,600            38,000           47,500           57,000            66,400


     Under the Plan, Arthur S. Wolcott and Kraig H. Kayser have 55 years and 12 years of credited service, respectively. Their compensation during fiscal 2004 covered by the Plan was $402,989 for Mr. Wolcott and $340,170 for Mr. Kayser. The Internal Revenue Code limits the amount of compensation that can be taken into account in calculating retirement benefits (for 2004 the limit is $205,000).

Directors' Fees

     Directors who are also executive officers of the Company are not separately compensated for their services as directors. Directors who are not executive officers receive a fee in the amount of $1,500 per month.

Equity Compensation Plans

     No options were granted or exercised in the period from April 1, 2003, to the date of this Proxy Statement, nor were any unexpired options held at the latter date by any officer or director of the Company. The Company has no equity compensation plans, therefore, no table is necessary as described in item 201(d) of Regulation SK.

Profit Sharing Bonus Plan

     The Company has a Profit Sharing Bonus Plan for certain eligible employees of the Company ("Corporate Profit Sharing" for the officers and certain key Corporate employees and "Operating Unit Profit Sharing" for certain key Operating Unit employees). Under Corporate Profit Sharing, some or all of the Corporate Profit Sharing Pool (10% of the Corporate Bogey as defined below) will be paid only if Pre-Tax Profits (as defined) equal or exceed the Corporate Bogey. The bonuses will be distributed at the sole discretion of the Chief Executive Officer upon approval of such bonuses by the Compensation Committee of the Board of Directors. Under the Operating Unit Profit Sharing, the Operating Unit Profit Sharing pool (10% of Pre-Tax Profit less the Operating Unit Bogey as defined below) will be paid only if the Pre-Tax Profit of the Operating Unit equals or exceeds the Operating Unit Bogey. The bonuses will be distributed at the discretion of the Operating Unit President. For fiscal 2004 the Corporate Bogey will be equal to the greater of (i) five percent of the prior year's Consolidated Net Worth of the Company plus the Pillsbury Subordinated Note or
(ii) five percent plus the annual increase in the Consumer Price Index greater than five percent, times the prior year's Consolidated Net Worth of the Company. The Operating Unit Bogey will be an amount equal to the average gross assets employed by the Snack or Flight Operations for the preceding 12 months divided by the consolidated average gross assets of the Company for the same period multiplied by the Corporate Bogey. A total of $140,526 and $90,855 of bonuses related to the Corporate Plan were earned by officers in 2004 and 2003, respectively. No officers earned bonuses in 2002 under the Profit Sharing Bonus Plan.

Compensation Committee Interlocks and Insider Participation

     There were no Compensation Committee interlocks during the past fiscal year.

             Compensation Committee Report On Executive Compensation

     The Compensation Committee is responsible for providing overall guidance with respect to the Company's executive compensation programs. The goal of the Compensation Committee is to maintain a competitive compensation program in order to attract and retain well qualified management, to provide management with the incentive to accomplish the Company's financial and operating objectives and to link the interest of the Company's executive officers and management to the interests of its stockholders through bonuses tied to financial performance. The Compensation Committee is composed of three members and meets annually to review the Company's compensation programs, including executive salary administration and the profit sharing plan.

     The Compensation Committee believes that the Company's executives should be rewarded for their contributions to the Company's attaining annual financial goals, as set forth in the annual budget, which is subject to revision during the year, and their attaining annual individual objectives. The Company pays its executive officers two principal types of compensation: base salary and Corporate Profit Sharing plan, each of which is more fully described below.

     Base Salary - The Company has historically established the base salary of its executive officers on the basis of each executive officer's scope of responsibility, experience, individual performance and accountability within the Company. In that regard the Company reviews comparable salary and other compensation arrangements in similar businesses and companies of similar size to determine appropriate levels necessary to attract and retain top quality management.

     Profit Sharing Plan - To further align the interests of executive officers with those of the Company's shareholders, a significant component of an executive officer's total compensation arrangement is participation in the annual profit sharing plan. An executive is rewarded with a cash bonus equal to a percentage of the executive's base salary if the Pre-Tax Profit of the Company for that year equals or exceeds the Corporate Bogey (see "--Profit Sharing Bonus Plan").

     Performance Review - The general policies described above for the compensation of executive officers also apply to the compensation level approved by the Compensation Committee with respect to the 2005 compensation for the Chief Executive Officer. Based on the criteria outlined above, the Compensation Committee awarded to Kraig H. Kayser a base salary of $415,992 for the fiscal year 2005. The Compensation Committee recognized Mr. Kayser's leadership role in guiding the overall performance of the Company towards its desired strategic direction as well as managing costs.

Summary

     The Compensation Committee is committed to attracting, motivating and retaining executives who will help the Company meet the increasing challenges of the food processing industry. The Compensation Committee recognizes its responsibility to the Company's shareholders and intends to continue to
establish  and  implement   compensation   policies  that  are  consistent  with
competitive practice and are based on the Company's and the executives' performance.

     This report has been submitted by the Compensation Committee of the Company's Board of Directors:

          Douglas F. Brush          Susan W. Stuart          Andrew M. Boas

Audit Committee

     The Audit Committee's Report for 2004 follows.

                            Audit Committee's Report

     This Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

     The Audit Committee of the Board of Directors, comprised of four outside directors, held five meetings during 2004. The Audit Committee operates under a written charter approved by the Board of Directors.

     The  Audit  Committee  met  with the  independent  public  accountants  and management to assure that all were carrying out their respective responsibilities. The Committee reviewed the performance of the independent public accountants prior to recommending their appointment, and met with them to discuss the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Committee discussed with the independent public accountants their judgments regarding the quality and acceptability of the Company's accounting principles, the clarity of its disclosures and the degree of aggressiveness or conservatism of its accounting principles and underlying estimates. The Committee discussed with and received a letter from the independent public accountants confirming their independence. The independent public accountants had full access to the Committee, including regular meetings without management present. Additionally, the Committee reviewed and discussed the audited financial statements with management and recommended to the Board of Directors that these financial statements be included in the Company's Form 10-K filing with the Securities and Exchange Commission.

                                 Audit Committee


                                 Arthur H. Baer
                                    Chairman

                  G. Brymer Humphreys        Douglas F. Brush

                                 Robert T. Brady


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP has served as our independent accounting firm since October 7, 2003. On such date, we terminated Deloitte & Touche LLP from serving as our independent public accounting firm. It is anticipated that representatives of Ernst & Young LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

     Fees for all services provided by Ernst & Young LLP and Deloitte & Touche LLP for fiscal years 2003 and 2004 are as follows:

                  --------------------------------------------- ------------------- ------------------
                                                                       2004               2003
                                                                       ----               ----

                  Audit Fees (1)                                          $174,000           $106,000
                  --------------------------------------------- ------------------- ------------------

                  Audit-Related Fees (2)                                        --             43,000
                  --------------------------------------------- ------------------- ------------------

                  Tax Fees                                                      --                 --
                  --------------------------------------------- ------------------- ------------------

                  All Other Fees                                                --                 --

                  --------------------------------------------- ------------------- ------------------
                  Total                                                   $174,000           $149,000
                                                                          ========           ========

(1) Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2) Audit-related fees consisted primarily of acquisition accounting and restatement work.

     All audit-related services were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP in 2003 was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee's pre-approval policies provide that the Chairman of the Audit Committee has the authority to approve individual audit related and permitted non-audit engagements up to $10,000. Larger engagements require majority Audit Committee approval. There were no engagements of this type provided by the principal accountant during the last two years.

Changes  in  Certifying  Accountant

     On October 7, 2003, the Board of Directors unanimously approved the recommendation of the Audit Committee to engage the accounting firm of Ernst & Young LLP as its new independent public accountants for its audit engagement. Also on October 7, 2003, the Company's Board of Directors unanimously approved the recommendation of the Audit Committee to dismiss Deloitte & Touche LLP. The Company's Certificate of Incorporation requires the unanimous approval of the Board of Directors to effect the actions described in this paragraph. On October 7, 2003, the Company dismissed Deloitte & Touche LLP.

     The reports of Deloitte & Touche LLP on the consolidated financial statements of the Company, for the past two fiscal years ended March 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     The decision to change the Company's accounting firm was made by the Audit Committee of the Company's Board of Directors on October 7, 2003.

     In connection with the audits of the Company's financial statements for each of the two fiscal years ended March 31, 2003 and 2002 and in the subsequent interim periods from April 1, 2003 through and including October 7, 2003, there were no disagreements between the Company and its auditors, Deloitte & Touche LLP, on any matter of accounting principles or practices, consolidated financial statement disclosure, or auditing scope and procedures, which, if not resolved to the satisfaction of Deloitte & Touche LLP would have caused Deloitte & Touche LLP to make reference to the matter in their reports.

     There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K during the last two fiscal years ended March 31, 2003 and 2002 or during the subsequent interim periods from April 1, 2003 through and including October 7, 2003.

     The Company has not consulted with Ernst & Young LLP during the last two fiscal years ended March 31, 2003 and 2002 or during the subsequent interim periods from April 1, 2003 through and including October 7, 2003, on either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements.

     The Company requested Deloitte & Touche LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether Deloitte & Touche LLP agree with the statements made above by the Company. Such letter was provided.


Common Stock Performance Graph

     The following graph shows the cumulative, five-year total return for the Company's Common Stock compared with the NASDAQ Market Index (which includes the Company) and a peer group of companies (described below).

     Performance data assumes that $100.00 was invested on March 31, 1999, in the Company's Class B Common Stock, the NASDAQ Market, and the peer group. The data assumes the reinvestment of all cash dividends and the cash value of other distributions. Stock price performance shown in the graph is not necessarily indicative of future stock price performance.


                Comparison of Five Year Cumulative Total Return
        Seneca Foods Corporation, NASDAQ US Total Return and Peer Group


                        Seneca            Peer
       Year             Foods            Group            NASDAQ
       ----             ------           -----            ------

       1999             100.00           100.00           100.00
       2000             104.65           107.71           185.81
       2001             120.93           102.86            74.39
       2002             133.49            97.23            75.09
       2003             170.98            76.86            55.03
       2004             173.95           115.75            81.21


     The companies in the peer group presented in the graph above are H.J. Heinz Company, DelMonte Company, Hanover Foods, and Celestial Hain Group, Inc.

     Currently the Company is primarily a vegetable processor. Management wishes to include only vegetable processing companies in the peer group for the current year's performance graph. Management was able to add the DelMonte Company this year since it now has five years of history. Another vegetable processor, Hanover Foods, was also added. We retained H.J. Heinz Company and Celestial Hain Group, Inc., even though they are not primarily vegetable processors, because some of our competitors are not publicly traded. Chiquita Brands International, Inc., formerly in the peer group, was removed since it declared Chapter 11 bankruptcy on November 28, 2001. As a result, no former peer group is presented.


PROPOSAL 2

                      RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors through its Audit Committee has selected Ernst & Young LLP, independent public accountants, to act as auditors for the fiscal year ending March 31, 2005.

     Management recommends a vote FOR its proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 31, 2005. Unless marked otherwise, proxies will be voted FOR this purpose.

                                    * * * * *


                        BROKER NON-VOTES AND ABSTENTIONS

     Broker non-votes will not be treated as votes cast or shares entitled to vote on matters as to which the applicable rules of national securities exchanges withhold the broker's authority to vote in the absence of direction from the beneficial owner.


                                VOTING OF PROXIES

     The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices (including abstentions) are not indicated, the shares represented by all valid proxies received will be voted FOR the nominees for director named earlier in this Proxy Statement and FOR approval of Proposal 2 as described earlier in this Proxy Statement.

     Should any matter not described above be acted upon at the meeting, the persons named in the proxy will vote in accordance with their judgment. The Board knows of no other matters, which may be presented to the meeting.


                SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

     Shareholder proposals must be received at the Company's offices no later than February 21, 2005, in order to be considered for inclusion in the Company's proxy materials for the 2005 Annual Meeting.

     If a shareholder wishes to present a proposal at the Company's 2005 Annual Meeting of Shareholders or to nominate one or more directors, and the proposal is not intended to be included in the Company's proxy materials relating to that meeting, such proposal or nomination(s) must be received at the Company's offices by May 9, 2005.


                                  MISCELLANEOUS

     To assure a quorum at the annual meeting (the holders of a majority of the stock entitled to vote thereat constitute a quorum), shareholders are requested to sign and return promptly the enclosed form of proxy in the envelope provided. A shareholder who has delivered a proxy may attend the meeting and, if he or she desires, vote in person at the meeting.


                                             By order of the Board of Directors,


                                             JEFFREY L. VAN RIPER
                                             Secretary

DATED:     Marion, New York
           June 29, 2004

                            SENECA FOODS CORPORATION

                             AUDIT COMMITTEE CHARTER

                            Dated as of May 27, 2004


     This charter shall be reviewed, updated and approved annually by the Board of Directors.


Purpose
         The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and other such duties as directed by the Board.

     The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is "independent" under applicable rules. The Audit Committee serves a board level oversight role where it oversees the relationship with the independent auditor, as set forth in this charter, and provides advice, counsel and general direction, as it deems appropriate, to management and the auditors on the basis of the information it receives, discussions with the auditor, and the experience of the Committee's members in business, financial and accounting matters.

Membership
         The membership of the Committee shall consist of at least three directors determined by the Board of Directors to meet the independence and financial literacy requirements of the NASDAQ Stock Market, Inc. and applicable federal law. The Board of Directors shall appoint one member of the Audit Committee as chairperson. He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making Committee assignments and reporting to the Board of Directors. The chairperson will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit.
         Appointment to the Committee and the designation of any Committee members as "audit committee financial experts" shall be made on an annual basis by the full Board upon the joint recommendation of the Audit Committee and the Corporate Governance and Nominating Committee.

Meetings/Procedures
         The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgment, generally [four] times each year, either in person or telephonically. The Committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors and the management of the Company. The Audit Committee may create subcommittees who shall report to the Audit Committee. The Audit Committee shall report to the full Board of Directors with respect to its meetings. The majority of the members of the Audit Committee shall constitute a quorum. The Audit Committee will engage in an annual self-assessment with the goal of continuing improvement, and will annually review and reassess the adequacy of its charter, and recommends any changes to the full Board.
         The Audit Committee believes that it will best carry out its responsibilities to the directors and shareholders if its policies and procedures remain flexible so that it may adjust and react to changing events and conditions.

Outside Advisors
         The Audit Committee shall have the authority to retain such outside counsel, experts, and other advisors as it determines appropriate to assist in the full performance of its functions. The Audit Committee shall have sole authority to approve related fees and retention terms.

Audit Committee Charter
Page 2


Responsibilities

         The Audit Committee's primary responsibilities include:

o The direct responsibility for the appointment, replacement, compensation, and oversight of the work of the independent auditor. The independent auditor shall report directly to the Audit Committee.
o Requesting from the auditor a written affirmation that the auditor is in fact independent, discussing with the auditor any relationships that may impact the auditor's independence and taking, or recommend that the full Board take, appropriate action to oversee the auditor's independence.
o Establishing policies and procedures for the review and pre-approval by the Committee of all auditing services and permissible non-audit services (including the fees and terms thereof) to be performed by the independent auditor, with exceptions provided for de minimis amounts under certain circumstances as described by law.
o Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, the scope of the proposed audit for the current year, receiving and reviewing audit reports, providing the auditor full access to the Committee (and the Board) to report on any and all appropriate matters, and reviewing and discussing with the auditors and management the reports and recommendations by the auditors.
o Providing guidance and oversight to the internal audit activities of the Company including reviewing the organization, plans and results of such activity.
o Reviewing the audited financial statements and discussing them with management and the independent auditor.
                  These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate, and obtaining confirmation from the auditors that they have communicated to the Audit Committee all matters required to be communicated by applicable Statements on Auditing Standards. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K.
o Reviewing with management and the independent auditor the quarterly financial information prior to the Company's filing of Form 10-Q. This review may be performed by the Committee or its chairperson.
o Reviewing and discussing with management, the independent auditor, and the internal auditors: (a) the adequacy and effectiveness of the Company's internal controls (including any significant deficiencies and significant changes in internal controls reported to the Committee by the independent auditor or management; (b) the Company's internal audit procedures; and (c) the adequacy and effectiveness of the Company's disclosures controls and procedures, and management reports thereon.
o Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.
o Reporting Audit Committee activities to the full Board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.
o Reviewing related-party transactions (as defined in the relevant NASDAQ requirements). The Committee has prior-approval authority for such related-party transactions.
o Establishing procedures for the receipts, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

                            SENECA FOODS CORPORATION
                             3736 South Main Street
                              Marion, NY 14505-9751


                                      PROXY
         FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 6, 2004

The undersigned shareholder of SENECA FOODS CORPORATION (the "Company") hereby appoints and constitutes ARTHUR S. WOLCOTT and KRAIG H. KAYSER, and either of them, the proxy or proxies of the undersigned, with full power of substitution and revocation, for and in the name of the undersigned to attend the annual meeting of shareholders of the Company to be held at Holiday Inn South, Rochester, Minnesota, on Friday, August 6, 2004, at 1:00 p.m., Central Daylight Savings Time, and any and all adjournments thereof (the "Meeting"), and to vote all shares of stock of the Company registered in the name of the undersigned and entitled to vote at the Meeting upon the matters set forth below:


         MANAGEMENT RECOMMENDS A VOTE FOR ITEM 1 AND FOR ITEM 2.

1. Election of Directors: Election of the one nominee to serve until the annual meeting of 2006 and three nominees to serve until the annual meeting of shareholders in 2007 and until their successors are duly elected and shall qualify:

FOR  all nominees listed below (except as        WITHHOLD AUTHORITY to vote for
 marked to all nominees the contrary below)        listed below.

 INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through his name in the list below:

     Thomas Paulson (2006), Andrew M. Boas (2007), Douglas F. Brush (2007), Susan W. Stuart (2007)

2. Appointment of Auditors: Ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending March 31, 2005.

         [  ]  FOR                     [  ]    AGAINST
         [  ]  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

         The shares represented by this Proxy will be voted as directed by the shareholder. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND FOR ITEM 2.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                Signature_______________________________

                                ________________________________________
                                Joint owners should each sign. Executors, administrators, trustees, guardians, and corporate officers should give their titles.

                                Dated:__________________________________


                        (PLEASE SIGN AND RETURN PROMPTLY)